As filed with the Securities and Exchange Commission on November 13, 2017	on Registration No 333-218737

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

POWERCOMM HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1700	47-3152668
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

3429 Ramsgate Terrace

Alexandria, Virginia 22309

571-259-8773

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

INC. PLAN (USA)

TROLLEY SQUARE, SUITE 20C

WILMINGTON, DE 19806

800-462-4633

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Beverly Hills, California 90212

(949) 673-4510 (949) 673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit (1)	Offering Price	Fee (2)

Common Stock held by Selling Shareholders	2,380,000 Shares	$0.10	$238,000	$27.58

(1) There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(2) Paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of 2,380,000 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated November 13, 2017

POWERCOMM HOLDINGS, INC.

2,380,000 Shares of Common Stock offered by selling shareholders at $0.10 per share

This prospectus relates to the offer and sale of 2,380,000 shares of common stock (the “Shares”) of PowerComm Holdings, Inc. (the “Company” or “PowerComm Holdings”), $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $0.10 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 2,380,000 Shares. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Assumed Price
To Public
Per Common Stock
Share Offered	$0.10 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

The Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 5.

PowerComm Holdings, Inc.

3429 Ramsgate Terrace, Alexandria, Virginia 22309

(571) 259-8773

Prospectus dated November 13, 2017

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

The Company is an early-stage company whose current business is in electric utility, fiber optic, and telecommunications construction and maintenance services. The Company was incorporated in the State of Delaware on January 12, 2015, and was formerly known as White Grotto Acquisition Corporation (“White Grotto” or “White Grotto Acquisition”).

On September 14, 2015, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from White Grotto Acquisition Corporation to PowerComm Holdings, Inc.

On November 15, 2016, the Company entered into a stock-for-stock acquisition agreement (the “Acquisition Agreement”) with PowerComm Construction, Inc., a private company organized under the laws of the Commonwealth of Virginia (“PCC”). Under the Acquisition Agreement, the Company issued to PCC 200,000 shares of its common stock, valued at $0.0001 per share, in exchange for all of the issued and outstanding stock of PCC. Mr. David Kwasnik, who is the officer, director and majority shareholder of the Company, was the sole shareholder of PCC prior to the acquisition.

For the purposes of disclosures throughout this registration statement, when the “Company” is used, it refers to PowerComm Holdings Inc. on a Pro Forma basis with PowerComm Construction, Inc. included as a subsidiary in the structure.

The Company is located at 3429 Ramsgate Terrace, Alexandria, Virginia 22309. The Company’s main phone number is (571) 259-8773. The Company’s fiscal year end is December 31. Neither the Company nor its predecessors have filed for bankruptcy, receivership or any similar proceedings nor are in the process of filing for bankruptcy, receivership or any similar proceedings.

Business Summary

Overview

The Company, through its wholly owned subsidiary PCC, installs, connects and services the energy and communications sectors. Experienced PCC teams also build and maintain America’s infrastructure from fiber-optic lines to high voltage lines to cellular communication towers. The current business of PCC is in electric utility, fiber optic, and telecommunications construction and maintenance services. PCC has provided for almost 20 years a diverse range of power services, telecommunications and fiber optic services and cellular services. PCC is a longstanding service provider that works on complex projects for industry leaders. PCC service crews perform electrical power line work on overhead and underground power distribution infrastructures as well as on transmission and sub-transmission lines.

Summary of Operations

The Company is an early-stage construction company with expertise in a variety of electric utility, fiber optic, and telecommunications construction and maintenance services and is qualified also to do business in all 50 states, the District of Columbia and Puerto Rico The current business of the Company is in electric utility, fiber optic, and telecommunications construction and maintenance services. The Company installs, connects and services the energy and communications sectors. Experienced teams also build and maintain America’s infrastructure from fiber-optic lines to high voltage lines to cellular communication towers. The Company has its headquarters in Northern Virginia, with offices in Southern Maryland, Nashville, Tennessee, and Washington, D.C.

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At the present time, the Company does not anticipate or foresee a material effect on its business from existing or probable governmental regulations.

Risks and Uncertainties facing the Company

As an early-stage company, the Company has limited operating history and has only recently begun to operate profitably and has in the past experienced losses. The Company needs to continue to build upon its recent success in increasing its revenue or locate additional financing in order to continue its developmental plans. As a company in the early part of its life, management of the Company must develop and market its technologies in order to execute the business plan of the Company on a broad scale.

One of the biggest challenges facing the Company will be in securing adequate capital to maintain our operations and implement effective sales, marketing and distribution strategies to reach our intended end customers. The Company has considered and devised its initial sales, marketing and advertising strategy, however, the Company will need to skillfully implement this strategy in order to achieve success in its business.

Due to financial constraints and the early stage of the Company’s life, the Company has to date conducted limited advertising and marketing to reach customers. To date, the Company has relied upon a small number of customers. In addition, the Company has not yet located the sources of funding to develop the Company on a broader scale through acquisitions or other major partnerships. If the Company is unable to locate such financing and/or encounters difficulty with its current customer relationships, it will face headwinds in its attempts to develop strong and reliable sources of potential customers and a means to efficiently reach buyers and customers, which will make it much more difficult for the Company to develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s services are consistently met with client satisfaction in the marketplace and exhibit steady success amongst the potential customer base, neither of which is reasonably predictable or guaranteed.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES.”

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 2,890,000. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

This prospectus relates to the offer and sale by certain shareholders of the Company of up to 2,380,000 Shares (the “Selling Shareholder Shares”). The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.10 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

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Common stock outstanding before the offering	23,330,000

Common stock for sale by selling shareholders	2,880,000

Common stock outstanding after the offering	23,330,000

Offering Price	$0.10 per share

Proceeds to the Company	$0

(1) Based on number of shares outstanding as of the date of this prospectus.

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audited financial report, the Company’s independent auditors have issued a comment that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern. The Company anticipates that it would need approximately $1,000,000 over the next 12 months to continue as a going concern expand its operations in accordance with its current business plan.

As of December 31, 2016, the Company has posted a net loss of $583,644 and has an accumulated deficit of $583,644. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

The uncertain nature of the markets for our services make the prediction of future results of operations extremely difficult.

An investor will be required to make an investment decision based solely on the Company management’s history and its operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry. These risks include, but are not limited to:

•	Whether we can successfully market and execute our business model;

•	Whether the demand for our proposed services will continue to grow and that we are currently reliant upon one customer;

•	Whether governing laws, regulations or regulatory initiatives will force us to discontinue or alter certain business operations or practices;

•	Whether our technology partners can respond effectively to market changes;

•	Whether we and our strategic partners can develop and maintain products and services that are equal or superior to the services and products of competitors;

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•	Whether we can maintain strong alliances with those to whom we outsource our data and technology needs; and

•	Whether we can generate the funds as needed to sell the services we intend to offer, and attract, retain, and motivate qualified personnel.

There can be no assurance that we can be successful in addressing these risks.  The uncertain nature of the markets for our services make the prediction of future results of operations extremely difficult.  As a result of the foregoing factors and the other factors identified herein, there can be no assurance that we will ever operate profitably on a quarterly or annual basis.

Being a public company may strain the Company’s resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company’s business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company expects to incur additional expenses and may not be able to continue to be profitable.

The Company will need to continue generating increased revenue to maintain profitability. To continue its current trends in profitability, the Company must successfully develop and market its technologies and services, as its currently reliant on one customer. These processes involve many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues sufficient to cover operating expenses or achieve and maintain profitability.

If the Company is unable to generate sufficient cash, it may find it necessary to curtail acquisition and operational activities.

The Company’s business plan hinges on its ability to acquire, develop, market and commercialize its services. If the Company is unable to acquire, develop, market and/or commercialize its services, then it would not be able to proceed with its business plan or possibly to successfully develop its planned operations at all.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s services. Nor has the Company conducted marketing studies regarding whether such services would actually be marketable. No assurances can be given that upon marketing, the Company will be able to develop a sufficient customer base and business segment to sustain the Company’s operations on a continued basis.

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No assurance of market acceptance.

Even if the Company successfully develops its technologies, there can be no assurance that the market reception will be positive for the Company or its ventures.

The loss of any of the Company's largest customers could have a material adverse effect on its business.

Based on past performance, the Company is dependent on revenues generated from Potomac Electric Power Co (“PEPCO”). For the years ended December 31, 2016 and 2015, service revenue to PEPCO accounted for 98% and 95% of the Company’s net revenue, respectively. Accounts receivable due from PEPCO accounted for 100% of the Company accounts receivable balances as of both December 31, 2016 and 2015. For the six months ended June 30, 2017, PEPCO accounted for 79% of revenues for the period.

If our largest customers terminate their relationships with the Company at any time or under certain circumstances cancel or delay orders, the Company's sales and its business condition may be adversely affected.

One of the Company’s officers and directors beneficially owns a majority, and will continue to own a near-majority, of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

Mr. David Kwasnik, an officer and director of the Company, is currently the beneficial owner of a majority of the Company’s outstanding common stock and assuming sale of all the Shares, will still own a majority of the Company's then outstanding common stock upon closing of the offering. As such, he will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

David Kwasnik, the Company’s sole officer and director beneficially owns the Company’s entire class of Series A Preferred Stock, which will provide him with continuing voting control over the Company and, as a result, he will exercise significant control over corporate decisions.

David Kwasnik, Sr., our sole director and officer, has beneficial ownership of the entire class of the Company’s Series A Preferred Stock, which voting together as a class, have the right to vote 51% of the Company’s voting shares on any and all shareholder matters (the “Majority Voting Rights”). Additionally, the Company shall not adopt any amendments to the Company's Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 60% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock.

Other than the Majority Voting Rights, the Series A Preferred Stock does not have any other dividend, liquidation, conversion, or redemption rights, whatsoever.

As a result of the above, David Kwasnik exercises control in determining the outcome of corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investors who purchase shares will be minority shareholders and as such will have no say in the direction of the Company and the election of Directors. Investors in the Company should keep in mind that even if you own shares of the Company's common stock and wish to vote them at annual or special shareholder meetings, your shares may have no effect on the outcome of corporate decisions or the election of Directors. Furthermore, investors should be aware that Mr. Kwasnik may choose to elect new Directors to the Board of Directors of the Company and/or take the Company in a new business direction altogether, and, as a result, current shareholders of the Company will have little to no say in such matters.

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The Company depends on its management team to manage its business effectively.

The Company’s future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company’s business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company’s business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives and as such would negatively impact the Company’s possible overall development.

We may become subject to government regulation and legal uncertainties, which may adversely affect our business.

We may become subject to new laws and regulations directly applicable to our business.  If we are found to be in violation of any current or future regulations, we could be exposed to financial liability, including substantial fines which could be imposed on a per transaction basis; forced to change our business practices; or forced to cease doing business altogether or with the residents of one or more states or countries.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing (currently, the Company does not have an arrangement with any such market maker to qualify the Company’s securities for quotation on the OTC Bulletin Board). Moreover, the Company does not know if it will be successful in such application for quotation on the OTC bulletin board, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

Shares of common stock in the Company are subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission.

The shares of common stock held by current shareholders are “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities can be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. Shares of the Company’s common stock are subject to Rule 144 resale restrictions, and accordingly, investors are subject to such resale limitations.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

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The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company’s common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd- Frank Act relating to compensation of its chief executive officer;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

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Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

The Company is subject to the potential factors of market and customer changes.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change. Although the Company intends to carry out its plan of offering electric utility, fiber optic, and telecommunications construction and maintenance services to satisfy changing customer demands in the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company’s competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts. The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements.

General economic factors may adversely affect the Company’s financial performance.

Economic conditions beyond the Company’s control, such as increased unemployment levels, inflation, increases in fuel, other energy costs and interest rates, lack of available credit, erosion in consumer confidence and other factors affecting disposable consumer income may adversely affect the Company’s business. Many of those factors, as well as commodity rates, transportation costs, costs of labor, insurance and healthcare, foreign exchange rate fluctuations, lease costs, changes in other laws and regulations and other economic factors, also affect the Company’s cost of goods sold as well as its general and administrative expenses, which may adversely affect sales or profitability.

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock, of which, at the time of this prospectus, 19,999,000 shares are available for issuance. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. As of the date of the registration statement, 1000 shares of Series A Preferred Stock are issued and outstanding and held by David Kwasnik, Sr., the Company’s sole officer and director.

Intellectual property and/or trade secret protection may be inadequate.

There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

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The Company may complete a primary public offering (or private placement) for Shares in parallel with or immediately following this offering.

The Company may conduct a primary public offering (or private placement) for Shares to raise proceeds for the Company. Such an offering may be conducted in parallel with or immediately following this offering. Sales of additional Shares will dilute the percentage ownership of shareholders in the Company.

FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

In 2017, the Company issued 1,000 shares of its Series A Preferred Stock. Those preferred shares contain no dividend.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 2,380,000 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.10 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not directly receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares (i.e. all Selling Shareholders’ Shares will be sold by the Selling Shareholder, respectively, and not by or on account of the Company).

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PLAN OF DISTRIBUTION

The Company and the Selling Shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Company nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares.

The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, none of the officers or directors offering the Shares is considered to be a broker of such securities as (i) no officer or director is subject to any statutory disqualification, (ii) no officer or director is nor will be compensated by commissions for sales of the securities, (iii) no officer or director is associated with a broker or dealer, (iv) all officers and directors are primarily employed on behalf of the Company in substantial duties and (v) no officer or director participates in offering and selling securities more than once every 12 months.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 (“NSMIA”) limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Selling Shareholders

The selling shareholders will offer their shares at a price of $0.10 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders' Shares. Of the 2,380,000 Selling Shareholder Shares included in the registration statement of which this prospectus is a part, 2,020,000 Selling Shareholder Shares are held by officers, affiliates or directors of the Company.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 23,330,000 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 share of preferred stock, par value $0.0001, of which 1,000 shares are designated as Series A Preferred Stock. As of the date of the registration statement, 1000 shares of Series A Preferred Stock are issued and outstanding and held by David Kwasnik, Sr., the Company’s sole officer and director.

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The following statements relating to the capital stock set forth the material terms of the securities of the Company. Reference is also made to the more detailed provisions of the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 2,380,000 shares of common stock for sale to the public by the holders thereof at a price of $0.10 per Share. The Company is not directly offering any Shares for sale.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations, and restrictions on such preferred stock shall be established by the board of directors, except that no holder of preferred stock shall have preemptive rights.

Series A Preferred Stock

The Series A Preferred Stock provides the holders thereof the right, voting separately as a class, to vote in aggregate 51% of our outstanding voting shares on any and all shareholder matters (the “Majority Voting Rights”). The Series A Preferred Stock has no liquidation rights and contains no dividend.

Additionally, the Company shall not adopt any amendments to the Company's Bylaws, Certificate of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 60% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock.

Other than the Majority Voting Rights, our Series A Preferred Stock does not have any other dividend, liquidation, conversion, or redemption rights, whatsoever; provided, however, he Series A Preferred Stock and the rights associated therewith, could act to prevent or delay a change in control..

The 1,000 shares of Series A Preferred Stock are held by David Kwasnik, Sr., the Company’s sole officer and director.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

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In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

The Company serves as its own transfer agent, but may engage a transfer agent in the future.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

THE BUSINESS

Corporate History and General Information

The Company was incorporated in the State of Delaware on January 12, 2015, and was formerly known as White Grotto Acquisition Corporation (“White Grotto” or “White Grotto Acquisition”). The Company is in the business of electric utility, fiber optic, and telecommunications construction and maintenance services.

On September 14, 2015, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from White Grotto Acquisition Corporation to PowerComm Holdings, Inc.

On November 15, 2016, the “Company”, entered into a stock-for-stock acquisition agreement (the “Acquisition Agreement”) with PowerComm Construction, Inc., a private company organized under the laws of the Commonwealth of Virginia (“PCC”). Under the Acquisition Agreement, the Company issued to PCC 200,000 shares of its common stock, valued at $0.0001 per share, in exchange for all of the issued and outstanding stock of PCC. Mr. David Kwasnik, who is the officer, director and majority shareholder of the Company, was the sole shareholder of PCC prior to the acquisition.

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For the purposes of disclosures throughout this annual report, when the “Company” is used, it refers to PowerComm Holdings Inc. and its wholly owned subsidiary PCC.

The Company is located at 3429 Ramsgate Terrace, Alexandria, Virginia 22309. The Company’s main phone number is (571) 259-8773. The Company’s fiscal year end is December 31. Neither the Company nor its predecessors have filed for bankruptcy, receivership or any similar proceedings nor are in the process of filing for bankruptcy, receivership or any similar proceedings.

Background

As of December 31, 2016, the Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern.

Overview

The Company, through its wholly owned subsidiary PCC, installs, connects and services the energy and communications sectors. Experienced PCC teams also build and maintain America’s infrastructure from fiber-optic lines to high voltage lines to cellular communication towers. The current business of PCC is in electric utility, fiber optic, and telecommunications construction and maintenance services. PCC has provided for almost 20 years a diverse range of power services, telecommunications and fiber optic services and cellular services. PCC is a longstanding service provider that works on complex projects for industry leaders. PCC service crews perform electrical power line work on overhead and underground power distribution infrastructures as well as on transmission and sub-transmission lines.

The Business

On November 15, 2016, PowerComm Holdings, Inc., a Delaware corporation, entered into a merger agreement (the “Acquisition”) with PowerComm Construction, Inc., a Virginia corporation (“PCC”). PowerComm Construction is a construction company with expertise in a variety of electric utility, fiber optic, and telecommunications construction and maintenance services and is qualified also to do business in all 50 states, the District of Columbia and Puerto Rico The current business of PCC is in electric utility, fiber optic, and telecommunications construction and maintenance services. PCC installs, connects and services the energy and communications sectors. Experienced PCC teams also build and maintain America’s infrastructure from fiber-optic lines to high voltage lines to cellular communication towers. PCC has its headquarters in Northern Virginia, with offices in Southern Maryland, Nashville, Tennessee, and Washington, D.C. Prior to the Acquisition, the Company had no business or operations. Pursuant to the Acquisition, the Company has acquired the business plan, operations and contracts of its now wholly-owned subsidiary, PowerComm Construction, Inc. (“PCC” or “PowerComm Construction”).

The Company, through its wholly owned subsidiary PCC, installs, connects and services the energy and communications sectors. Experienced PCC teams also build and maintain America’s infrastructure from fiber-optic lines to high voltage lines to cellular communication towers. The current business of PCC is in electric utility, fiber optic, and telecommunications construction and maintenance services. PCC has provided for almost 20 years a diverse range of power services, telecommunications and fiber optic services and cellular services. PCC is a longstanding service provider that works on complex projects for industry leaders. PCC service crews perform electrical power line work on overhead and underground power distribution infrastructures as well as on transmission and sub-transmission lines.

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Among other notable achievements in its current business are the following:

o	PCC is a Contractor of Choice (COC) for Pepco /Exelon and was awarded a $56 million contract to perform manhole and conduit installation, repair and paving within the National Capitol region.

o	PCC holds a $4 million plus contract with Pepco Holdings Inc. to conduct manhole inspection and repair that includes the installation of inner-duct, fiber optic cable as well as installation and repair of low voltage (1000 volts or less) cable.

o	PCC has a $5 million plus contract with Pepco Holdings Inc. to provide traffic control services throughout the Washington, D.C. Metro area.

o	PCC obtained a contract with Pepco/Exelon to provide high/low-voltage cabling installation and repair throughout the Washington, D.C. Metro area.

o	PCC was just awarded a contract with Southern Company to provide electric overhead distribution, transmission installation and repair services to its subsidiaries Georgia Power and Gulf Power through 2020.

o	PCC recently obtained a contract with RCN to provide fiber-optic cabling installation and repair throughout the Washington, D.C. Metro area.

o	PCC is a certified contractor with Entergy and its affiliates (Entergy Arkansas, Louisiana, Mississippi, New Orleans and Texas), Southern Company and its affiliates (Georgia Power, Alabama Power, Mississippi Power and Gulf power) and Exelon and its affiliates (Pepco Holdings Inc. and Baltimore Gas & Electric), allowing PCC to provide power-related services across much of the United States.

o	In its Cell Tower Division, PCC is recognized as a Master Services Provider for Crown Castle and SBA Communications, two of the largest telecommunications tower owners in the world. PCC manages small cell, Distributed Antenna Systems (“DAS”) and cellular connections for new tower builds, as well as, the installation and repair for leading cell tower companies.

o	PCC recently won inclusion as a Google Fiber Contractor. PCC expects to be able to provide underground and overhead power construction work for planned multi-city, fiber “roll-outs.”

o	PCC has been providing contracting work over several years to many prominent Fortune 500 companies including well-known companies such as AT&T and Sprint and Exelon.

PCC Received National Minority Supplier Development Council Certification

In June, 2016, PCC received minority-owned certification from the Capital Region of the National Minority Supplier Development Council (“NMSDC”). NMSDC is one of the country’s leading corporate membership organizations committed to helping supplier diversity by matching certified minority-owned businesses to its vast network corporate members who wish to purchase their products, services and solutions. Its corporate membership includes many of the largest public and privately-owned companies, as well healthcare companies, colleges and universities. NMSDC maintains rigorous certification standards and PCC anticipates that such certification will provide a large base for growth and potential new projects.

The Company’s Presence in the Market

The Company, through its wholly owned subsidiary PCC, has a specialty in providing power related services, which include power transmission (overhead and underground) as well as distribution (overhead and underground). PCC services include a vast range, spanning pole and tower erection, ground testing, conductor installation, voltage conversion and splicing. PCC possesses all necessary equipment for new construction and maintenance of overhead transmission and distribution power lines and can purchase, rent or lease any additional equipment required to complete a project.

PCC also provides both overhead and underground services in telecom and fiber optics, including splicing, inner duct, pole placement and mapping/planning.

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PCC cellular services span a range of tower services and maintenance. For tower services, PCC offers construction (such as tower inspection, installation, testing), civil (such as rooftop installations, shelter work, power plant installation) and additional customized services (such as laptop testing, troubleshooting and integration work). For maintenance services, PCC offers both antenna and line maintenance (such as RF testing, alarm troubleshooting and fiber testing) as well as tower structure maintenance (such as tower customization, inspection and tower decommissioning).

PCC trains its employees in-house, providing instruction in CPR, OSHA 10 and 30 and confined space training. Safety is a priority at PCC, so the company uses ANSI-approved multi-gas monitors in its underground work environment. PCC has annual pole-top rescue training and other bucket truck rescue training. PCC adheres to the APPA (American Public Power Association) safety guideline and manual in its business practices and operations.

PCC is also affiliated with IBEW (International Brotherhood Electrical Workers) to provide the necessary manpower for all its power line projects. The Company currently has agreements in place with multiple IBEW local unions throughout the United States.

Intellectual Property Assets

The Company, through its wholly owned subsidiary PCC, has the following intellectual property assets:

*Trademark for “Get Connected and Feel the Power” [Reg. No. 3,273,692, registered in 2009 with the U.S. Patent and Trademark Office]

*Trademark for PCC and PowerComm Construction, Inc. (as shown in the mark) [Reg. No. 4,706,133, registered 2015 with the U.S. Patent and Trademark Office]

*Trademark for PCC PowerComm Construction, Inc. [Reg. No. 4,815,529, registered 2015 with the U.S. Patent and Trademark Office]

Competition

The electric utility, fiber optic, and telecommunications construction and maintenance services industry is highly competitive. Although the Company’s services are highly specialized, there may be many firms in the industry that offer the specific set of services offered by the Company. However, the Company believes that it has a favorable competitive position in the market based on its existing customer relationships.

Suppliers

The Company obtains its equipment from John Deere, Altec Industries and similar commercial equipment vendors. All other materials utilized by the Company in providing its services are supplied by its customers in accordance with their internal standards and specifications.

Other than as provided in the foregoing, currently, the Company has no other principal suppliers or strategic partners.

Customers

PCC works with a wide range of industry leaders, which include the following clients:

- Potomac Electric Power Co.

-Southern Company (and its affiliates Georgia Power and Gulf Power)

-Pepco Holdings Inc.

-Exelon

-Entergy

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-AT&T

-Sprint

-Spectrum Wireless Solutions

-Crown Castle

-Ansco & Associates, LLC

-SBA Communications

-Google

-NES

- RCN Communications Inc.

Based on past performance, the Company is dependent on revenues generated from Potomac Electric Power Co. (“PEPCO”), which completed its merger with Exelon Corp. in 2017. For example, for the years ended December 31, 2016 and 2015, service revenue to PEPCO accounted for 98% and 95% of the Company’s net revenue, respectively. Accounts receivable due from PEPCO accounted for 100% of the Company accounts receivable balances as of both December 31, 2016 and 2015. For the six months ended June 30, 2017, PEPCO accounted for approximately 79% of the Company’s revenues.

Employees

PowerComm Holdings, Inc. only has 1 employee and PCC has approximately 45 employees.

Revenue

The Company had total revenues of approximately $2,898,970 for the year ended December 31, 2016 and approximately $3,063,319 for the year ended December 31, 2015.

Effect of Existing or Probable Governmental Regulation

The Company’s business is not currently affected by existing or probable governmental regulations; provided, however, changes in such regulations may have an effect on the Company’s business in the future.

Costs and Effects of Compliance with Environmental Laws

The Company’s business is not currently affected by existing environmental laws; provided, however, changes in such laws may have an effect on the Company’s business in the future.

Legal Matters

In April 2014, Gregory Randolf, a former employee of the Company filed a Class Action Labor Lawsuit against the Company in the Maryland District Court. The lawsuit alleges that he and 48 other flaggers of the Company were not paid overtime pay which in Maryland is time and ½. The Company believes that Mr. Randolf’s testimony as to the amount of hours he worked was completely false and that he was correctly paid for the hours he worked per his time slips. As of December 2015, the Company has offered $100,000 to settle the case and is now waiting to hear if the Judge will accept the terms of the settlement. The Company accrued contingent loss of $100,000 during the year ended December 31, 2014. No additional contingent liability was accrued during the year ended December 31, 2015. On April 28, 2016, the settlement agreement was approved by court and judgment for plaintiffs was entered in the amount of $100,000. On April 29, 2016, the company made payments to plaintiffs in the total amount of $100,000. On November 21, 2016, the court ordered that the plaintiff’s revised petition for award of attorneys’ fees and costs was granted, and that the Company is responsible for payment of $188,616, payable in twenty-four (24) installments starting December 2, 2016. As of December 31, 2016, the unpaid balance amounted to $172,898, of which $86,449 was recorded in Accrued Expense and $86,449 was recorded in Other Liabilities.

In May, 2015, the Company filed a complaint against Riverport Insurance Services (“Riverport”) in Circuit Court for Montgomery County, Maryland, for failing to defend a workers’ compensation claim previously filed against the Company. The Company is seeking a declaration from the Court that Riverport owned the Company a duty to defend the subject workers’ compensation claim. The Company seeks recovery of attorneys’ fees and costs incurred in defending against the claim, and attorneys’ fees and costs incurred in litigating the complaint. Trial for this litigation was scheduled for June 2, 2016. On September 14, 2016, a judgment of the litigation against Riverport was entered in favor of the Company in the amount of approximately $45,000. No contingent gain was recorded by the Company as of December 31, 2016.

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THE COMPANY

Change of Control

The Company was incorporated in the State of Delaware on January 12, 2015, and was formerly known as White Grotto Acquisition Corporation (“White Grotto” or “White Grotto Acquisition”).

On September 14, 2015, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from White Grotto Acquisition Corporation to PowerComm Holdings, Inc.

On November 15, 2016, the “Company”, entered into a stock-for-stock acquisition agreement (the “Acquisition Agreement”) with PowerComm Construction, Inc., a private company organized under the laws of the Commonwealth of Virginia (“PCC”). Under the Acquisition Agreement, the Company issued to PCC 200,000 shares of its common stock, valued at $0.0001 per share, in exchange for all of the issued and outstanding stock of PCC. Mr. David Kwasnik, who is the officer, director and majority shareholder of the Company, was the sole shareholder of PCC prior to the acquisition.

Relationship with Tiber Creek Corporation

David Kwasnik, the sole officer and director of the Company, previously entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to David Kwasnik in effecting transactions for PCC to combine with a public reporting company, including: transferring control of such reporting company to David Kwasnik; preparing the business combination agreement; effecting the business combination; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Under the agreement, the Company’s then-current shareholders, Tiber Creek and MB Americus, LLC, a California limited liability company (“MB Americus”), were permitted to retain the aggregate total of 500,000 shares.

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as White Grotto Acquisition Corporation) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

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Intellectual Property

The Company, through its wholly owned subsidiary PCC, has the following intellectual property assets:

•	Trademark for “Get Connected and Feel the Power” [Reg. No. 3,273,692, registered in 2009 with the U.S. Patent and Trademark Office]

•	Trademark for PCC and PowerComm Construction, Inc. (as shown in the mark) [Reg. No. 4,706,133, registered 2015 with the U.S. Patent and Trademark Office]

•	Trademark for PCC PowerComm Construction, Inc. [Reg. No. 4,815,529, registered 2015 with the U.S. Patent and Trademark Office]

Research and Development

The Company has not to date undertaken, and does not currently plan to undertake, any material research and development activities.

Employees

PowerComm Holdings, Inc. only has 1 employee and PCC has approximately 45 employees.

David Kwasnik is the sole officer and director of the Company. Mr. Kwasnik has allocated time to the activities of the Company and receives compensation from PCC.

There are no agreements or understandings for the officer or director to resign at the request of another person and the above- named officer and director is not acting on behalf of nor will act at the direction of any other person.

Set forth below are the names of the director and officer of the Company, all positions and offices with the Company held, the period during which they have served as such, and the business experience during at least the last five years:

David Kwasnik serves as the President, Secretary, Treasurer and sole officer and director of the Company, positions at the Company that he has held since September 2015. Since 1995, Mr. Kwasnik has served as the president and chief executive officer of PowerComm Construction, a privately-held company until the merger with Powercomm Holdings, Inc. in 2016. He has managed and directed all aspects and technological operations, procurement and project management activities for the company's telecommunications, power transmission and distribution construction projects.

Property

The Company has administrative offices located at 3429 Ramsgate Terrace, Alexandria, Virginia 22309.

The Company entered into a lease agreement on January 31, 2014 for approximately 22,000 square feet to rent office space located at 6000 Walker Mill Road, Capitol Heights MD. The Company pays $3,500 per month and term is month-to-month.

In addition, the Company entered into a lease agreement on July 1, 2016 for a 200 square foot office space located at 110 Maryland Avenue Washington, DC. The Company pays $800 per month and the term is month-to-month.

Subsidiaries

The Company has one subsidiary, PowerComm Construction Inc., which it wholly owns,

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

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Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii) the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

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The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Reports to Security Holders

In March 2015, the Company (as White Grotto Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001634424.

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PLAN OF OPERATION

Summary

Background

The Company is an early-stage company that specializes in providing services related to overhead and underground electrical transmission distribution, construction and maintenance.

PowerComm Holdings Inc. was originally named White Grotto Acquisition Corporation ("White Grotto") and incorporated on January 12, 2015 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

In March 2015, White Grotto Acquisition Corporation filed a registration statement with the Securities and Exchange Commission on Form 10-12g pursuant to Securities Exchange Act of 1934 and became a public reporting company.

On September 14, 2015, PowerComm Holdings, Inc. effected a change in control of White Grotto Acquisition Corporation. As part of that change in control, the then officers and directors of White Grotto resigned, the Company redeemed 19,500,000 shares of the then 20,000,000 shares of common stock outstanding. David L. Kwasnik, Sr. was appointed the sole officer and director of the Company and the Company issued 20,000,000 shares of common stock to Mr. Kwasnik. In addition, the Company changed its name to PowerComm Holdings Inc.

On November 15, 2016, PowerComm Holdings Inc. entered into a stock-for-stock acquisition agreement (the “Acquisition Agreement”) with PowerComm Construction, Inc., a private company organized under the laws of the Commonwealth of Virginia (“PCC”). Under the Acquisition Agreement, the Company issued to PCC 200,000 shares of its common stock, valued at $0.0001 per share, in exchange for all of the issued and outstanding stock of PCC. Mr. David Kwasnik, who is the officer, director and majority shareholder of the Company, was the sole shareholder of PCC prior to the acquisition

The Company's corporate offices are located at 3429 Ramsgate Terrace, Alexandria, Virginia 22309. The Company's email address is dkwasnik@powercommconstruction.com, and its website is www.PowerCommConstruction.com. The Company’s telephone number is 703-746-8980.

The Company has only recently emerged from its status as a development-stage company, and it has limited operating history and has achieved profitability only in the current year. The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern as of December 31, 2016.

Business Summary

Overview

The Company, through its wholly owned subsidiary PowerComm Construction, Inc., installs, connects and services the energy and communications sectors. Experienced PCC teams also build and maintain America’s infrastructure from fiber-optic lines to high voltage lines to cellular communication towers. The current business of PCC is in electric utility, fiber optic, and telecommunications construction and maintenance services. PCC has provided for almost 20 years a diverse range of power services, telecommunications and fiber optic services and cellular services. PCC is a longstanding service provider that works on complex projects for industry leaders. PCC service crews perform electrical power line work on overhead and underground power distribution infrastructures as well as on transmission and sub-transmission lines.

Sources of Revenue

The Company earns revenue from the operations of its wholly owned subsidiary, PowerComm Construction, Inc., which provides services related to overhead and underground electrical transmission distribution, construction and maintenance.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

   The following discussion should be read in conjunction with our audited consolidated financial statements and notes to our financial statements included elsewhere in this report. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors discussed elsewhere in this report.

Certain information included herein contains statements that may be considered forward-looking statements, such as statements relating to our anticipated revenues, gross margin and operating results, future performance and operations, plans for future expansion, capital spending, sources of liquidity, and financing sources. This forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements made herein. These risks and uncertainties include those relating to our liquidity requirements, the continued growth of the industry of our Company’s business, the success of our operations, marketing and sales activities, vigorous competition in the industry of our Company’s business, dependence on existing management, leverage and debt service (including sensitivity to fluctuations in interest rates), domestic or global economic conditions, the inherent uncertainty and costs of prolonged arbitration or litigation, and changes in federal or state tax laws or the administration of such laws.

Overview

PowerComm Holdings, Inc., through its wholly owned subsidiary PowerComm Construction, Inc., installs, connects and services the energy and communications sectors. Experienced PCC teams also build and maintain America’s infrastructure from fiber-optic lines to high voltage lines to cellular communication towers. The current business of PCC is in electric utility, fiber optic, and telecommunications construction and maintenance services. PCC has provided for almost 20 years a diverse range of power services, telecommunications and fiber optic services and cellular services. PCC is a longstanding service provider that works on complex projects for industry leaders. PCC service crews perform electrical power line work on overhead and underground power distribution infrastructures as well as on transmission and sub-transmission lines.

The Company has expertise in a variety of electric utility, fiber optic, and telecommunications construction and maintenance services and is qualified also to do business in all 50 states, the District of Columbia and Puerto Rico The current business of the Company is in electric utility, fiber optic, and telecommunications construction and maintenance services. The Company installs, connects and services the energy and communications sectors. Experienced teams also build and maintain America’s infrastructure from fiber-optic lines to high voltage lines to cellular communication towers. The Company has its headquarters in Northern Virginia, with offices in Southern Maryland, Nashville, Tennessee, and Washington, D.C.

The Company has filed a registration statement on Form S-1 to register the resales of common stock shares held by certain existing shareholders of the Company. As of the date of this Report, the registration statement was under review by the U.S. Securities and Exchange Commission.

For the six months ended June 30, 2017, the Company generated $2,632,978 in net revenues and had net income of $49,652. As of June 30, 2017, the Company had an accumulated deficit of $533,992.

Prior to the current quarter, the Company reported its results on a going concern basis. This reporting was required as up to that period, the Company had operated at a loss for the prior few years, with revenue decreasing from approximately $3.5 million on an annual basis in the year ended December 31, 2014 to approximately $2.9 million for the year ended December 31, 2016. In addition, the Company had a working capital deficit as of December 31, 2016 of approximately $0.8 million with a cash position of approximately $50,000.

During the current quarter, the Company has been able to increase its revenues with its primary customer to such an extent that the Company no longer believes it operates under a going concern. In the three months ended June 30, 2017, the Company was able to generate substantially increased revenues of approximately $1.6 million with profits from operations of approximately $258,000, which generated a net profit for the six months ended June 30, 2017 of approximately $50,000. As of June 30, 2017, the Company has reduced its working capital deficit to $.7 million and increased its cash position to approximately $212,000.

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In addition, during the six months ended June 30, 2017, the Company was able to generate funds from operations in excess of its capital expenditures of approximately $123,000. In 2017, the Company’s primary customer completed its merger with Exelon, Inc. (survivor of the merger) and the Company has been notified that it is now a preferred vendor with Exelon, Inc. nationally. Given the additional contracts the Company has obtained and the additional contracts the Company is currently bidding upon with its primary customer, the Company believes that it will to continue to substantially increase its revenue base and its profitability in the upcoming quarters into 2018 and 2019 at a minimum.

Revenues and Losses

During the six months ended June 30, 2017, the Company posted net revenues of $2,632,978, total operating expenses of $1,000,571, consisting of salary and wage expenses of $216,359, stock based compensation of $131,560 and other general and administrative expenses of $652,652, and a net income of $49,652. During the six months ended June 30, 2016, the Company posted net revenues of $1,290,450, total operating expenses of $664,601, consisting of salary and wage expenses of $155,866 and other general and administrative expenses of $508,735, and net loss of $234,283.

During the six months ended June 30, 2017, the Company incurred cost of revenue of $1,538,596, compared to cost of revenue of $838,792 for the six months ended June 30, 2016. The increase in cost of revenue was a result of increased costs from customer contracts.

Based on past performance, the Company is dependent on revenues generated from Potomac Electric Power Co. For the six months ended June 30, 2017 and six months ended June 30, 2016, service revenue from Potomac Electric Power Co (“PEPCO”) accounted for 79% and 100% of the Company’s net revenue, respectively.

Liquidity and Capital Resources

As of June 30, 2017, the Company had improved its working capital position from a deficit of $0.8 million to $0.7 million as of December 31, 2016 and had also increased its cash position to approximately $212,000 from approximately $50,000 as of December 31, 2016. In addition, for the six months ended June 30, 2017, the Company’s cash flows from operations in excess of its capital expenditures increased to approximately $123,000. The Company has been notified that it is now a preferred vendor for all of Exelon Corp. and has begun receiving new contracts and has begun bidding on additional contracts. In 2017, the Company has significantly increased its revenue run rate and expects the increases to continue into 2018 and 2019. The increased revenue has allowed the Company to begin operating profitably and the Company expects that those conditions will not only continue but increase in the coming quarters as new contracts are received and executed upon.

Results of Operations

Discussion of the Year Ended December 31, 2016 as compared to the Year Ended December 31, 2015

Our total revenue was $2,898,970 and $3,063,319 for the years ended December 31, 2016 and 2015, respectively, representing a decrease of $164,349, or approximately 5%, in 2016. The decrease in our revenue in 2016, as compared to 2015, is the result of changes in general economic conditions causing less demand for our services.

Our cost of revenue was $1,958,064 and $1,902,027 for the years ended December 31, 2016 and 2015, respectively, representing an increase of $56,037, or approximately 3%, in 2016 comparing that in 2015. The increase is the result of changes in general economic conditions causing increases in our expenses.

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Although the net changes and percent changes for our revenues and our cost of revenue for years ended December 31, 2016 and 2015 are summarized above, these trends should not be viewed as a definitive indication of our future results.

Gross profit was $940,906 and $1,161,292 for the years ending December 2016 and 2015 respectively, resulting a decrease of $220 thousand from 2016 to 2015. The decrease was mainly due to the decrease in revenue amounted to $164 thousand and the increase in cost of revenue amounted to $56 thousand.

General and administrative expenses for our operations were $1,482,180 and $1,194,127 for the years ended December 31, 2016 and 2015 respectively, representing an increase of $288,053, or approximately 24%, in 2016 comparing that in 2015. The increase in our general and administrative expenses in 2016, as compared to 2015, reflects additional costs related to corporate transactions, increased marketing efforts, and related matters.

Interest expense was $42,370 and $32,022 in the years ended December 31, 2016 and 2015 respectively. The change in interest expense for the year-end periods was due to an increase in outstanding indebtedness.

Discussion of the six months ended June 30, 2017 as compared to the six months ended June 30, 2016

For the six months ended June 30, 2017, the Company posted net income of $49,652. At June 30, 2017, it had an accumulated deficit of approximately $533,992. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or obtain additional financing from its stockholders and/or other third parties.

Net revenues during the six months ended June 30, 2017 were $2,632,978 as compared to net revenues for the six months ended June 30, 2016 of $1,290,450. The increase resulted from the resolution of the Pepco-Exelon merger, which caused delays that negatively affected the Company’s business in 2016.

During the six months ended June 30, 2017, the Company posted a cost of revenue of $1,538,596, salary and wages of $216,359, stock based compensation of $131,560 and general and administrative expenses of $652,652, as compared to a cost of revenue of $838,792, salary and wages of $155,866, stock based compensation of $0 and general and administrative expenses of $508,735 for the six months ended June 30, 2016. These increases in costs largely resulted from increases in labor and administrative costs related to the expansion of the Company’s business. The increased gross profit percentage achieved in 2017 compared to 2016 was the direct result of the Company using its own employees in 2017 versus using outside contractor in 2016.

During the six months ended June 30, 2017, the Company posted net income of $49,652 as compared to net loss of $234,283 for the six months ended June 30, 2016. The decrease in net loss resulted from increases in gross profit related to the expansion of the Company’s business.

For the six months ended June 30, 2017, the Company generated cash from operating activities of $132,410. During such period, the Company also used cash in investing activities in the amount of $9,439 and generated cash from financing activities of $39,740. In comparison, for the six months ended June 30, 2016, the Company used cash in operating activities of $106,936, used cash in investing activities in the amount of $22,292 and generated cash from financing activities of $129,828.

Discussion of the three months ended June 30, 2017 as compared to the three months ended June 30, 2016

Net revenues during the three months ended June 30, 2017 were $1,624,631 as compared to net revenues for the three months ended June 30, 2016 of $748,120. The increase resulted from the resolution of the Pepco-Exelon merger, which caused delays that negatively affected the Company’s business in 2016.

During the three months ended June 30, 2017, the Company posted a cost of revenue of $866,065, salary and wages of $92,301, stock based compensation of $131,560 and general and administrative expenses of $276,759, as compared to a cost of revenue of $486,278, salary and wages of $80,351, stock based compensation of $0 and general and administrative expenses of $244,249 for the three months ended June 30, 2016. These increases in costs largely resulted from increases in labor and administrative costs related to the expansion of the Company’s business. The increased gross profit percentage achieved in 2017 compared to 2016 was the direct result of the Company using its own employees in 2017 versus using outside contractor in 2016.

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During the three months ended June 30, 2017, the Company posted net income of $229,785 as compared to net loss of $76,998 for the three months ended June 30, 2016. The decrease in net loss resulted from increases in gross profit related to the expansion of the Company’s business.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Equipment Financing

The Company has no existing equipment financing arrangements.

Potential Revenue

The Company intends to earn revenue from executing its business plan and continuing to provide electric utility, fiber optic, and telecommunications construction and maintenance services through its wholly owned subsidiary, PowerComm Construction, Inc.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

MANAGEMENT

Officers and Directors

David Kwasnik serves as the sole officer and director of the Company. Mr. Kwasnik also serves as the sole officer and director of PCC.

David Kwasnik, Sr., age 50, serves as the President, Secretary, Treasurer and sole officer and director of the Company, positions at the Company that he has held since September 2015. Since 1995, Mr. Kwasnik has served as the president and chief executive officer of PowerComm Construction, a privately-held company. He has managed and directed all aspects and technological operations, procurement and project management activities for the company's telecommunications, power transmission and distribution construction projects.

Director Compensation

Directors do not receive any compensation for serving on the Board of Directors.

Committees and Terms

The Board of Directors has not established any committees. The Company will notify its shareholders for an annual shareholder meeting and that they may present proposals for inclusion in the Company ’ s proxy statement to be mailed in connection with any such annual meeting; such proposals must be received by the Company at least 90 days prior to the meeting. No other specific policy has been adopted in regard to the inclusion of shareholder nominations to the Board of Directors.

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Indemnification of Officers, Directors, Employees and Agents

The Certificate of Incorporation and bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (I) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

EXECUTIVE COMPENSATION

Executive Compensation

David Kwasnik has served as the only officer and director of the Company. Mr. Kwasnik has also served as the only officer and director of PCC, the wholly owned subsidiary. Mr. Kwasnik only received compensation from PCC for his services as an officer or director.

Name and principle position	Year	Salary
David Kwasnik, President and CEO	2016	$132,692
	2015	$100,000

The Board of Directors may allocate salaries and benefits to the officers in its sole discretion. No officer is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the Company or from a change in control of the Company or a change in his or her responsibilities following a change in control. The members of the Board of Directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors.

Narrative Disclosure to Summary Compensation Table

There are no formal employment agreements between the Company and its executive officers. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

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PCC has a tax-qualified, defined-contribution 401(k) pension plan made available to participating employees of the Company. Other than the foregoing, there are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of December 31, 2016.

Employment Agreements

The Company shall enter into and maintain customary employment agreements with each of its officers and employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth information with respect to ownership of issued and outstanding stock of the Company as of the date hereof by each executive officer and director of the Company and any person or group known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities:

COMMON STOCK

	Common Shares	Percentage
	Owned	Of Class(1)

David L. Kwasnik (2)(3)	20,200,000	86.5%
President and CEO

(1)	Based on 23,330,000 common stock shares outstanding.

(2)	Consists of 20,000,000 shares initially owned in the Company and 200,000 shares received in exchange for the 10,000 shares of PCC owned by him pursuant to the Acquisition.

(3)	Mr. Kwasnik’s address is 3429 Ramsgate Terrace, Alexandria, Virginia 22309.

SERIES A PREFERRED STOCK

	Series A Preferred Shares	Percentage
	Owned	Of Class(1)

David L. Kwasnik (2)(3)	1000	100%
President and CEO

(1)	Based on 1,000 Series A Preferred Stock shares outstanding.

(2)	Consists of 1,000 shares of Series A Preferred Stock, purchased at par value, which, voting together as a class, have the right to vote 51% of the Company’s voting shares on any and all shareholder matters (the “Majority Voting Rights”). Additionally, the Company shall not adopt any amendments to the Company's Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 60% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock. Other than the Majority Voting Rights, the Series A Preferred Stock does not have any other dividend, liquidation, conversion, or redemption rights, whatsoever.

(3)	Mr. Kwasnik’s address is 3429 Ramsgate Terrace, Alexandria, Virginia 22309.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy, a partner in the law firm which acts as counsel to the Company and a promoter of the Company, is the sole owner and director of Tiber Creek Corporation which owns 250,000 shares of the Company’s common stock. Tiber Creek and its affiliate, MB Americus LLC, a California limited liability company, each currently hold 250,000 shares in the Company.

James Cassidy and James McKillop, who is the sole officer and owner of MB Americus, LLC, were both formerly officers and directors of the Company and are deemed to be promoters of the Company. As the organizers and developers of White Grotto Acquisition Corporation, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Acquisition. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the instant registration statement.

On September 15, 2015, the Company issued 20,000,000 shares of common stock to Mr. Kwasnik at a purchase price of par value.

On November 15, 2016, PowerComm Holdings Inc., a Delaware corporation (the “Company”), entered into a stock-for-stock acquisition agreement (the “Acquisition Agreement”) with PowerComm Construction, Inc., a private company organized under the laws of the Commonwealth of Virginia. David Kwasnik, the Company’s sole officer and director, is also the sole officer and director of PowerComm Construction, Inc.

On November 9, 2016 and December 8, 2016, Mr. Kwasnik advanced the Company for operating capital with amounts of $18,000 and $50,000, respectively. The total amount of $68,000 of due to related party was unsecured, had no written agreement, due on demand with no maturity date, and bearing no interest. As of December 31, 2016 and 2015, due to related party amounted to $53,133 and $0, respectively.

On April 12, 2017, the Company issued 10,000 shares of its common stock, at par value per share, to Aleecia Bechta-Kwasnik, who is the daughter of David Kwasnik, an officer and director of the Company.

On April 12, 2017, the Company issued 2,470,000 shares of its common stock, at a cost basis of $0.05 per share, to certain employees and consultants in exchange for services rendered, which includes the issuance of (1) 10,000 shares to David L. Kwasnik Jr., who is the son of David Kwasnik, an officer and director of the Company; (2) 10,000 shares to Alan Kwasnik, who is the brother of David Kwasnik, an officer and director of the Company; and (3) 2,000,000 shares to Laura Kwasnik, who is the wife of David Kwasnik, an officer and director of the Company.

On June 7, 2017, the Company issued 1,000 shares of its Series A Preferred Stock to David Kwasnik, the Company’s sole officer and director, at a purchase price of $0.0001 per share.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 2,380,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.10 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

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The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be “underwriters” under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

Name	Shares Owned Before Offering (1)		Offered Herein	Shares Owned After Offering (2)
	Number	Percentage	Number	Number	Percentage

David Kwasnik	20,200,000	86.5%	2,020,000	18,180,000	77.9%
Robert Bechta (3)	10,000	*	10,000	0	0%
Jallylen Elaine Castillo (3)	10,000	*	10,000	0	0%
Priscilla Dass-Brailsford (3)	10,000	*	10,000	0	0%
Aleecia Bechta-Kwasnik (3) (5)	10,000	*	10,000	0	0%
Deborah Leuthner (3)	10,000	*	10,000	0	0%
Jordan Castillo (3)	10,000	*	10,000	0	0%
Lynda Walters (3)	10,000	*	10,000	0	0%
Chad Walters (3)	10,000	*	10,000	0	0%
Amanda Quinlan (3)	10,000	*	10,000	0	0%
Jeanette Martin (3)	10,000	*	10,000	0	0%
Jessica Bonilla (3)	10,000	*	10,000	0	0%
Maria A. Bonilla (3)	10,000	*	10,000	0	0%
Gerardo L. Perez (3)	10,000	*	10,000	0	0%
Bruce Foote Jr. (3)	10,000	*	10,000	0	0%
Luis Castillo (3)	10,000	*	10,000	0	0%
Daniel Martin (3)	10,000	*	10,000	0	0%
Timothy K. Weston (4)	10,000	*	10,000	0	0%
Harry J. Ahlfeldt IV (4)	10,000	*	10,000	0	0%
Marc Logan (4)	10,000	*	10,000	0	0%
David L. Kwasnik Jr. (4) (6)	10,000	*	10,000	0	0%
Sassan Shamshiri (4)	10,000	*	10,000	0	0%
Robert T. Robarge (4)	10,000	*	10,000	0	0%
Paul Zagami (4)	10,000	*	10,000	0	0%
Daniel Cavanaugh (4)	10,000	*	10,000	0	0%

31

Vincent P. Adams (4)	10,000	*	10,000	0	0%
Michael D. Sharp (4)	10,000	*	10,000	0	0%
Geoffrey M. Bohn (4)	10,000	*	10,000	0	0%
Robert A. Battey (4)	10,000	*	10,000	0	0%
Alan Kwasnik (4) (7)	10,000	*	10,000	0	0%
Vilma Bonilla-Foote (4)	10,000	*	10,000	0	0%

Kathleen M. Griffin (4)	10,000	*	10,000	0	0%
Sherry A. Farless (4)	10,000	*	10,000	0	0%
John Bonilla (4)	10,000	*	10,000	0	0%
Randal D. Henderson (4)	10,000	*	10,000	0	0%
Robert Zagami (4)	10,000	*	10,000	0	0%
John K. Lobley (4)	10,000	*	10,000	0	0%

* less than 1%

(1) Based upon 23,330,000 Shares outstanding as of the date of this offering.

(2) Assumes sale of all 2,380,000 Shares offered, and 23,330,000 Shares outstanding following the offering.

(3) These shares were issued on April 12, 2017 as part of a private placement at a purchase price of $0.05 per share.

(4) These shares were issued on April 12, 2017 in consideration for services rendered to the Company at a cost basis of $0.05 per share.

(5) Aleecia Bechta-Kwasnik is the daughter of David Kwasnik, an officer and director of the Company.

(6) David L. Kwasnik Jr.is the son of David Kwasnik, an officer and director of the Company.

(7) Alan Kwasnik is the brother of David Kwasnik, an officer and director of the Company.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 23,330,000 shares of common stock outstanding of which 20,200,000 shares are owned by officers and directors of the Company. There will 23,330,000 shares outstanding if the maximum number of Shares offered herein is sold.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company’s securities.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 250,000 shares of common stock of the Company owned by Tiber Creek Corporation.

32

Interest of Counsel

Cassidy & Associates, counsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, or is to receive in connection with the offering, a substantial interest in the Company and was connected with the Company through White Grotto Acquisition. James Cassidy, a partner of Cassidy & Associates, was a director and officer of White Grotto Acquisition prior to its change of control and is deemed to be a promoter of the Company.

EXPERTS

KCCW Accountancy Corp., an independent registered public accounting firm, has audited the accompanying consolidated balance sheets of PowerComm Holdings Inc. and Subsidiary (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of May 5, 2017, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

33

FINANCIAL STATEMENTS

June 30, 2017

F-1

POWERCOMM HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2017	2016
	(Unaudited)	*
Assets
Current Assets
Cash and cash equivalents	$212,455	$49,744
Accounts Receivable, net	350,562	63,201
Prepaid expenses	86,658	108,942
Total Current Assets	649,675	221,887

Furniture, fixture, and equipment, net	677,175	663,631
Other	1,750	—

TOTAL ASSETS	$1,328,600	$885,518

Liabilities and Stockholder’s Equity
Current Liabilities
Short-term loan	$608,066	$615,176
Long-term debt, current	121,738	104,974
Accounts payable and accrued expenses	291,249	233,646
Due to related party	185,004	53,133
Other current liabilities	185,745	29,070
Total current liabilities	1,391,802	1,035,999

Other Liabilities		86,449
Long-term debt	337,672	300,156
Total Liabilities	1,729,474	1,422,604

Commitments and contingencies

Stockholder’s Equity
Series A Preferred stock ($0.0001 par value, 20,000,000 shares authorized; 1,000 and none outstanding as of June 30, 2017 and December 31, 2016, respectively)	—	—
Common stock ($0.0001 par value, 100,000,000 shares authorized; 23,300,000 and 20,700,000 outstanding as of June 30, 2017 and December 31, 2016, respectively)	$2,333	$2,070
Discount on common stock	$(2,333)	$(2,050)
Subscriptions received in advance	—	45,000
Additional paid-in capital	133,118	1,538
Retained Earnings (Accumulated deficit)	(533,992)	(583,644)
Total Stockholders’ (Deficit) Equity	(400,874)	(537,086)

Total Liabilities and Stockholder’s (Deficit) Equity	$1,328,600	$885,518

* Derived from audited information.

The accompanying notes are an integral part of these condensed financial statements.

F-2

POWERCOMM HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	For the Three Months Ended,		For the Six Months Ended,
	Jun. 30		Jun. 30
	Apr- Jun 17	Apr- Jun 16	2017	2016
Net Revenue	1,624,630	748,120	2,632,978	1,290,450
Cost of Revenue	(866,064)	(486,278)	(1,538,596)	(838,792)
Gross Profit	758,566	261,842	1,094,382	451,658

Salaries and Wages	(92,301)	(80,351)	(216,359)	(155,866)
Stock based compensation	(131,560)	—	(131,560)	—
General and Administrative Expense	(276,759)	(244,249)	(652,652)	(508,735)
Total Operating Expense	(500,620)	(324,600)	(1,000,571)	(664,601)

Operating Income (loss)	257,946	(62,758)	93,811	(212,943)

Other Income (Expense)
Interest Expense	(28,161)	(14,240)	(44,159)	(21,340)
Other Income (Expense) net
Total Other Income (Expense)	(28,161)	(14,240)	(44,159)	(21,340)

Income (loss) from operations before income tax	229,785	(76,998)	49,652	(234,283)
Net Income (Loss)	229,785	(76,998)	49,652	(234,283)

Loss per share - basic and diluted	$0.01	(0.00)	0.00	(0.01)
Weighted average common shares outstanding - basic and diluted	22,983,187	20,500,000	21,847,901	20,500,000

The accompanying notes are an integral part of these condensed financial statements.

F-3

POWERCOMM HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	For the period ended June 30, 2017	For the period ended June 30, 2016
Cash Flow from Operating Activities

Net Income	49,652	(234,283)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	105,936	62,443
Stock based compensation	131,560
Changes in operating assets and liabilities:
Change in current assets	(265,077)	196,124
Change in current liabilities	110,339	(131,220)

Net cash provided by (used in) operating activities	132,410	(106,936)

Cash Flow from Investing Activities

Equipment purchase	(7,689)	(22,292)
Other	(1,750)	—

Net cash used in investing activities	(9,439)	(22,292)

Cash Flow from Financing Activities

Net proceeds from loans	17,490	156,621
Net proceeds from payable to related party	86,871
Loan payment	(64,621)	(26,793)

Net cash provided by financing activities	39,740	129,828

Net Cash increase for the period	162,711	600

Cash, beginning of period	49,744	16,439

Cash, end of period	212,455	17,039

Supplemental Disclosures:

Cash paid during period for:
Interest	44,160	21,340
Taxes	—	—
Non-cash investing activities:
PP&E funded by notes/capital leases	111,791	291,630

The accompanying notes are an integral part of these condensed financial statements.

F-4

POWERCOMM HOLDINGS INC.

Notes to Unaudited Condensed Financial Statements

June 30, 2017

1. NATURE OF OPERATIONS

The Company was incorporated in the State of Delaware on January 12, 2015, and was formerly known as White Grotto Acquisition Corporation (“White Grotto” or “White Grotto Acquisition”). On September 14, 2015, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from White Grotto Acquisition Corporation to PowerComm Holdings, Inc.

On November 15, 2016, the Company entered into a merger agreement (the “Acquisition”) with PowerComm Construction, Inc., a Virginia corporation (“PCC”). The current business of PCC is in electric utility, fiber optic, and telecommunications construction and maintenance services. PCC installs, connects and services the energy and communications sectors. Pursuant to the Acquisition, the Company has acquired the business plan, operations and contracts of its now wholly-owned subsidiary, PowerComm Construction, Inc. (“PCC” or “PowerComm Construction”).

Prior to the current quarter, the Company reported its results on a going concern basis. This reporting was required as up to that period, the Company had operated at a loss for the prior few years, with revenue decreasing from approximately $3.5 million on an annual basis in the year ended December 31, 2014 to approximately $2.9 million for the year ended December 31, 2016. In addition, the Company had a working capital deficit as of December 31, 2016 of approximately $0.8 million with a cash position of approximately $50,000.

During the current quarter, the Company has been able to increase its revenues with its primary customer to such an extent that the Company no longer believes it operates under a going concern. In the three months ended June 30, 2017, the Company was able to generate substantially increased revenues of approximately $1.6 million with profits from operations of approximately $258,000, which generated a net profit for the six months ended June 30, 2017 of approximately $50,000. As of June 30, 2017, the Company has reduced its working capital deficit to $.7 million and increased its cash position to approximately $212,000.

In addition, during the six months ended June 30, 2017, the Company was able to generate funds from operations in excess of its capital expenditures of approximately $123,000. In 2017, the Company’s primary customer completed its merger with Exelon, Inc. (survivor of the merger) and the Company has been notified that it is now a preferred vendor with Exelon, Inc. nationally. Given the additional contracts the Company has obtained and the additional contracts the Company is currently bidding upon with its primary customer, the Company believes that it will to continue to substantially increase its revenue base and its profitability in the upcoming quarters into 2018 and 2019 at a minimum.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

The condensed consolidated balance sheet as of June 30, 2017 and the condensed consolidated statements of operations and cash flows for the six-month period ended June 30, 2017 and 2016 have been prepared by the Company without audit. The condensed consolidated balance sheet as of December 31, 2016 has been derived from the audited financial statements as of that date, but does not include all required year-end disclosures. In the opinion of management, such statements include all adjustments considered necessary to present fairly the Company’s financial position as of June 30, 2017 and December 31, 2016, and its results of operations and cash flows for all periods presented. These condensed consolidated financial statements should be read in conjunction with the audited financial statements and the notes thereto included in the Form 10-K filed by the Company on November 14, 2017.

The accompanying unaudited condensed consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all information and footnotes required by U.S. GAAP for complete financial statements. Operating results for the six months ended June 30, 2017 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2017.

Use of estimates and assumptions:

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates .and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and cash equivalents:

The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with original maturities of three months or less, when purchased, to be cash and cash equivalents. As of June 30, 2017, and 2016, the Company had no uninsured deposits in banks respectively.

Accounts receivable:

Accounts receivable are recorded at net realizable value consisting of the carrying amount less allowance for doubtful accounts, as needed. We assess the collectability of accounts receivable based primarily upon the creditworthiness of the customer as determined by credit checks and analysis, as well as the customer’s payment history. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends, and changes in customer payment patterns to evaluate the adequacy of these reserves. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purposes of analysis. As of June 30, 2017 and 2016, the Company had no assessed allowance for doubtful accounts respectively.

F-5

POWERCOMM HOLDINGS INC.

Notes to Unaudited Financial Statements

June 30, 2017

Fixed assets:

Fixed assets consist of computers, furniture and fixtures, machinery and equipment, and trucks and vehicles. They are stated at cost less accumulated depreciation. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.

Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets as follows:

Useful Life (in years)

Computers	5
Office Furniture and Fixtures	7
Machinery and Equipment	7
Trucks and Vehicles	5

The Company applies the provisions of FASB ASC Topic 360 (ASC 360), “Property, Plant, and Equipment” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360, at least on an annual basis. ASC 360 requires the impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. For the six months ended June 30, 2017 and six months ended June 30, 2016, there was no impairment of long-lived assets recorded.

Revenue recognition:

The Company performs underground and overhead utility services primarily in the southeastern region of the United States for utility companies. The Company’s work is performed under cost-plus-fee contracts. The length of the Company’s contracts varies, but are typically two to three years. Revenues are recognized on the accrual basis as services are performed. The Company recognizes service revenue in accordance with GAAP when the following overall fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or the service has been performed, (iii) the Company’s price to the customer is fixed or determinable, and (iv) collection of the resulting accounts receivable is reasonably assured. During the six months ended June 30, 2017 and six months ended June 30, 2016, the Company recognized revenue when the above four criteria were met.

The Company’s policy is to invoice its customers and record revenues upon receipt from the customer acceptance of all the work performed in accordance with its requirements at the time of invoicing. Because of this, the Company to date has never had a customer demand re-work performed that the customer did not accept further billing for.

Cost of revenue:

Costs of revenue include all direct materials, labor costs, equipment and those indirect costs, including depreciation of machinery and equipment, trucks and vehicles, and indirect labor, supplies, tools, repairs and miscellaneous job costs. Changes in job performance, job conditions and estimated profitability, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

3. ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

	June 30,	June 30,
	2017	2016
Contract receivables	$350,562	$190,008

Total contract receivables are expected to be collected within one year, and there is no provision for allowance for doubtful accounts.

F-6

POWERCOMM HOLDINGS INC.

Notes to Unaudited Financial Statements

June 30, 2017

4. FIXED ASSETS – PROPERTY, PLANT AND EQUIPMENT, NET

Fixed assets consist of the following:

	June 30,	June 30,
	2017	2016
Vehicles	$1,732,054	$1,532,355
Machinery and equipment	528,400	570,635
Office furniture and fixtures	103,686	103,686
Computer and software	25,201	25,201
	$2,389,341	$2,231,877
Less: Accumulated depreciation	(1,712,166)	(1,475,430)
Total property, plant and equipment, net	$677,175	$756,447

5. BANK LOANS

Short-term loan

Short-term loan represents borrowings from commercial banks due within one year. The short-term loan consists of the following:

	June 30,	June 30,
	2017	2016

$450,000 Line of Credit with Burke & Herbert Bank, interest rate at 4.5% annum, renewed annually, due on demand.	$413,970	$433,808

$200,000 Line of Credit with Suntrust Bank, interest rate at 9.5% annum, renewed annually, due on demand.	194,096	180,987

Total	$608,066	$614,795

Interest expense for the six months ended June 30, 2017 and June 30, 2016 amounted to $44,159 and $21,340 respectively.

Long-term debt

Long-term debt consists of the following:

	June 30,	June 30,
	2017	2016
Note payable to Ally Financial Inc, maturing May 2020, monthly payments of $666.	21,169	27,722
Note payable to Ally Financial Inc, maturing April 2021, monthly payments of $786.	36,143	—
Note payable to Ally Financial Inc, maturing May 2020, monthly payments of $528.	16,871	21,973
Note payable to Ally Financial Inc, maturing May 2020, monthly payments of $528.	16,871	21,973
Note payable to Ally Financial Inc, maturing April 2020, monthly payments of $529.	16,835	22,062
Note payable to Burke & Herbert Bank, maturing June 2019, monthly payments of $520.	11,349	16,030
Note payable to Toyota Financial Services, maturing September 2017, monthly payments of $400	1,266	5,463
Note payable to Burke & Herbert Bank, maturing June 2017, monthly payments of $320.	—	3,394
Note payable to Burke & Herbert Bank, maturing August 2016, monthly payments of $556.	—	881
Note payable to Ally Financial Inc, maturing March 2022, monthly payments of $809.63.	38,937	—
Note payable to Chrysler Capital, maturing February 2017, monthly payments of $250	—	1,005
Note payable to John Deere Financial, maturing January 2021, monthly payments of $2,789	117,928	152,892
Note payable to Ford Motor Credit, maturing April 2021, monthly payments of $1,431	57,370	70,740
Note payable to Ford Motor Credit, maturing April 2021, monthly payments of $1,431	57,370	70,740
Note payable to Ford Motor Credit, maturing May 2022, monthly payments of $928	46,347	—
Note payable to GMC Bucket Truck, maturing April 2020, monthly payments of $690	20,954
	$459,410	$414,875
Current portion	(121,738)	(95,886)
Total	$337,672	$318,989

All notes are secured by the Company’s vehicles. The obligation under long-term debt is as follows:

As of June 30,	Amount
2018	$121,738
2019	125,234
2020	122,118
2021	75,239
2022	15,081
Thereafter	—
Total	$459,410

F-7

POWERCOMM HOLDINGS INC.

Notes to Unaudited Financial Statements

June 30, 2017

6. STOCKHOLDER’S EQUITY

In the six months ended June 30, 2017, the Company designated 1,000 shares of preferred stock as Series A. The Series A Preferred Shares carry no dividend and no liquation rights, but so long as 1 share of Series A remains outstanding, the Series A class is provided with the right to vote as a class having the equivalent of 51% of the total vote outstanding. In addition, the Series A class is allowed to vote on all shareholder matters. Changes to provisions of the Series A Preferred Shares require an affirmative vote of at least 60% of the Series A shareholders.

In April 2017, the board of directors of the Company authorized the issuance of 1,000 shares of Series A Preferred Stock to its CEO. The Company valued these shares at a 20% control premium to its common shares (see valuation below)

As of December 31, 2016, and December 31, 2015, 20,700,000 and 20,500,000 shares of common stock and no preferred stock were issued and outstanding, respectively.

As of June 30, 2017, the Company has 1,000 shares of Series A Preferred Stock and 23,330,000 shares of its common stock outstanding.

In April 2017, the board of directors of the Company authorized the issuance of a private placement of the Company’s common stock in which the Company sold 160,000 shares of its common stock for gross proceeds of $160. The Company has accounted for this issuance at the price per share determined from its issuance of common shares (described below) to certain vendors for services provided of $0.05 per share, and has recorded total cost for this issuance of $8,000.

In April 2017, the board of directors of the Company authorized the issuance of 2,470,000 shares of its common stock to certain employees and non-employees. The Company determined the value of the common shares based on the non-employee shares issued at the cost of the services provided of $0.05 per common share. The Company recorded compensation cost of $123,500 for these issuances.

On November 15, 2016, the Company, entered into a stock-for-stock acquisition agreement (the “Acquisition Agreement”) with PowerComm Construction, Inc., a private company organized under the laws of the Commonwealth of Virginia (“PCC”). Under the Acquisition Agreement, the Company issued to PCC 200,000 shares of its common stock, valued at $0.001 per share, in exchange for all of the issued and outstanding stock of PCC to complete the share exchange and restructuring of entities under common control. Mr. David Kwasnik, who is the officer, director and majority shareholder of the Company, was the sole shareholder of PCC prior to the acquisition.

The Company has accounted for the acquisition of PowerComm Construction, Inc. by PowerComm Holdings, Inc. as a recapitalization and not as a business combination, in which PCC has re-domiciled itself to Delaware from Virginia. In certain circumstances, the ownership of both entities could trigger reporting under the consolidation provisions prior to the recapitalization under related party and variable interest entity requirements, however, in this instance, because PCH was truly a public shell, as defined by the Securities and Exchange Commission, management believes that recapitalization accounting presents the most accurate and appropriate accounting for this transaction.

In the prior Form 10-Q issued by the Company, the Company reported it had sold 20,000 shares of its common stock for $1 per share. That disclosure was in error. The $20,000 was an advance by an individual that the Company has determined is a related party and is included in the amount shown on the balance sheet as of June 30, 2017 under related party advances (see Note 7). The Company has chosen to not restate its prior quarterly filing as the Company believes the $20,000 liability and not equity is not material.

7. DUE TO RELATED PARTY

There are two related parties with amounts due from PCC. Mr. Kwasnik has advanced the Company operating capital totaling $85,004, and James Cooper has advanced the Company operating capital of $100,000. The total, $185,004, is unsecured. There is no written agreement, and funds are due on demand with no maturity date, and bearing no interest.

The Company has not imputed any interest on the amounts advanced by its related parties during the six months ended June 30, 2017 as it was not deemed material.

8. CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of June 30, 2017, and June 30, 2016, the Company does not have any amounts in excess of the FDIC insured limit.

For the six months ended June 30, 2017 and six months ended June 30, 2016, service revenue from Potomac Electric Power Co (“PEPCO”) accounted for 79% and 100% of the Company’s net revenue, respectively.

9. COMMITMENTS AND CONTINGENCIES

Litigation

In April 2014, Gregory Randolf, a former employee of the Company filed a Class Action Labor Lawsuit against the Company in the Maryland District Court. The lawsuit alleges that he and 48 other flaggers of the Company were not paid overtime pay which in Maryland is time and ½. The Company believes that Mr. Randolf’s testimony as to the amount of hours he worked was completely false and that he was correctly paid for the hours he worked per his time slips. As of December 2015, the Company offered $100,000 to settle the case. The Company accrued contingent loss of $100,000 during the year ended December 31, 2014. No additional contingent liability was accrued during the year ended December 31, 2015. On April 28, 2016, the settlement agreement was approved by court and judgment for plaintiffs was entered in the amount of $100,000. On April 29, 2016, the company made payments to plaintiffs in the total amount of $100,000.

In May, 2015, the Company filed a complaint against Riverport Insurance Services (“Riverport”) in Circuit Court for Montgomery County, Maryland, for failing to defend a worker’s compensation claim previously filed against the Company. The Company is seeking a declaration from the Court that Riverport owned the Company a duty to defend the subject workers’ compensation claim. The Company seeks recovery of attorneys’ fees and costs incurred in defending against the claim, and attorneys’ fees and costs incurred in litigating the complaint. Trial for this litigation was scheduled for June 2, 2016. On September 14, 2016, a judgment of the litigation against Riverport was entered in favor of the Company in the amount of approximately $45,000. No contingent gain was recorded by the Company as of June 30, 2017.

F-8

FINANCIAL STATEMENTS

December 31, 2016

F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Powercomm Holdings, Inc and Subsidiary,

We have audited the accompanying consolidated balance sheets of PowerComm Holdings Inc. and Subsidiary (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended. The Company's management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2016 and 2015, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred continuing net losses and working capital deficits. The Company’s viability is dependent upon its ability to obtain future financing and the success of its future operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan concerning these matters are also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KCCW Accountancy Corp.

Alhambra, California

May 5, 2017

F-10

POWERCOMM HOLDINGS INC.AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015

ASSETS
Current assets
Cash	$49,744	$16,439
Accounts receivables, net	63,201	248,523
Prepaid expenses	108,942	86,274
Total current assets	221,887	351,236
Property and equipment, net	663,631	551,128
Total Assets	$885,518	$902,364
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accrued expenses	$233,646	$223,811
Short-term loan	615,176	444,155
Long-term debt, current	104,974	41,372
Due to related party	53,133	-
Other current liabilities	29,070	-
Total current liabilities	1,035,999	709,338
Long-term debt	300,156	102,387
Other liabilities	86,449	-
Total liabilities	1,422,604	811,725
Stockholders' equity (deficit)
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none outstanding as of December 31, 2016 and 2015, respectively	-	-

Common Stock, $0.0001 par value, 100,000,000 shares authorized; 20,700,000 and 20,500,000 shares issued and outstanding as of December 31, 2016 and 2015, respectively	2,070	2,050

Discount on Common Stock	(2,050)	(2,050)
Additional paid-in capital	1,538	1,558
Subscription received in advance	45,000	35,000
Retained earnings (accumulated deficit)	(583,644)	54,081
Total stockholders' equity (deficit)	(537,086)	90,639
Total liabilities and stockholders' equity (deficit)	$885,518	$902,364

The accompanying notes are an integral part of these consolidated financial statements

F-11

POWERCOMM HOLDINGS INC. AND SUBSIDIARY

CONSODLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31, 2016	For the year ended December 31, 2015

Revenue	$2,898,970	3,063,319

Cost of revenue	(1,958,064)	(1,902,027)

Gross profit	940,906	1,161,292

General and administrative expenses	(1,482,180)	(1,194,127)

Operating loss	(541,274)	(32,835)

Interest expense	(42,370)	(32,022)

Loss from operations before income taxes	(583,644)	(64,857)
Income tax expense	-	-

Net loss	$(583,644)	$(64,857)

Loss per share - basic and diluted	$(0.03)	(0.00)

Weighted average shares-basic and diluted	20,525,205	18,887,671

The accompanying notes are an integral part of these consolidated financial statements

F-12

POWERCOMM HOLDINGS INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

			Discount			Retained	Total
			on	Additional	Subscription	Earnings	Stock-
	Common Stock		Common	Paid-In	Received in	(Accumulated	holders'
	Shares	Amount	Stock	Capital	advance	Deficit)	Equity (Deficit)

Balance at December 31, 2014	-	$-	$-	$500	$-	$262,143	$262,643

Issuance of common stock on January 22, 2015 to founders	20,000,000	2,000	(2,000)	-	-	-	-

Redemption of common stock on September 14, 2015	(19,500,000)	(1,950)	1,950	-	-	-	-

Issuance of common stock on September 15, 2015 as a result of change of control	20,000,000	2,000	(2,000)	-	-	-	-

Stockholders contributed company expenses	-	-	-	1,058	-	-	1,058

Distribution to shareholder	-	-	-	-	-	(143,205)	(143,205)

Subscription received in advance	-	-	-	-	35,000	-	35,000
Net loss for the year ended December 31,2015	-	-	-	-		(64,857)	(64,857)

Balance at December 31, 2015	20,500,000	2,050	(2,050)	1,558	35,000	54,081	90,639

Effect of restructuring entities under common control	200,000	20	-	(20)	-	-	-

Distribution to shareholder	-	-	-	-	-	(54,081)	(54,081)

Subscription received in advance	-	-	-	-	10,000	-	10,000
Net loss for the year ended December 31, 2016	-	-	-	-	-	(583,644)	(583,644)

Balance at December 31, 2016	20,700,000	$2,070	$(2,050)	$1,538	$45,000	$(583,644)	$(537,086)

The accompanying notes are an integral part of these consolidated financial statements

F-13

POWERCOMM HOLDINGS INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended	For the year ended
	December 31, 2016	December 31, 2015

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(583,644)	$(64,857)

Adjustments to reconcile net loss to net cash used in operating activities:
Expenses paid by stockholder and contributed as capital	-	1,058
Depreciation	239,353	168,684

Changes in Operating Assets and Liabilities
Decrease in accounts receivable	185,322	12,373
Increase in prepaid expenses	(22,668)	(86,274)
Increase in accrued expenses	9,834	4,572
Increase (decrease) in other liabilities	86,449	(512)
Net cash provided by (used in) operating activities	(85,354)	35,044

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of machine and equipment	(351,855)	(168,103)
Net cash used in investing activities	(351,855)	(168,103)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from short-term loans	171,021	94,605
Net proceeds from long-term loans	261,371	82,803
Distributions to shareholder	(54,081)	(143,206)
Net proceeds from payable to related party	53,133	-
Proceeds from payable to unrelated party	29,070	-
Proceeds from subscriptions received in advance	10,000	35,000
Net cash provided by financing activities	470,514	69,202

Net change in cash	33,305	(63,857)

Cash, beginning of period	16,439	80,296

Cash, end of period	$49,744	$16,439

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Income Tax	$-	$-
Interest	$42,370	$31,765

Non-cash investing and financing activities:
Common stock issued to officers for no consideration	$-	$2,050

The accompanying notes are an integral part of these consolidated financial statements

F-14

POWERCOMM HOLDINGS INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

NOTE 1    NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

The Company was incorporated in the State of Delaware on January 12, 2015, and was formerly known as White Grotto Acquisition Corporation (“White Grotto” or “White Grotto Acquisition”). On September 14, 2015, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from White Grotto Acquisition Corporation to PowerComm Holdings, Inc.

On November 15, 2016, the Company entered into a merger agreement (the “Acquisition”) with PowerComm Construction, Inc., a Virginia corporation (“PCC”). The current business of PCC is in electric utility, fiber optic, and telecommunications construction and maintenance services. PCC installs, connects and services the energy and communications sectors. Pursuant to the Acquisition, the Company has acquired the business plan, operations and contracts of its now wholly-owned subsidiary, PowerComm Construction, Inc. (“PCC” or “PowerComm Construction”).

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

Since PowerComm Holdings, Inc. and PCC were entities under Mr. Kwasnik’s common control prior to the Acquisition on November 15, 2016, the Acquisition was accounted for as a restructuring transaction in accordance with generally accepted accounting principles (“GAAP”). PowerComm Holdings Inc. has recast prior period consolidated financial statements to reflect the conveyance of PowerComm Holdings Inc. to PCC as if the restructuring transaction had occurred as of the earliest date of the consolidated financial statements. All significant intercompany transactions and account balances have been eliminated.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND ACHS EQUIVALENTS

The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with original maturities of three months or less, when purchased, to be cash and cash equivalents. As of December 31, 2016 and 2015, the Company had no uninsured deposits in banks respectively.

ACCOUNTS RECEIVABLE

Accounts receivable are recorded at net realizable value consisting of the carrying amount less allowance for doubtful accounts, as needed. We assess the collectability of accounts receivable based primarily upon the creditworthiness of the customer as determined by credit checks and analysis, as well as the customer’s payment history. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends, and changes in customer payment patterns to evaluate the adequacy of these reserves. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purposes of analysis. As of December 31, 2016 and 2015, the Company had no assessed allowance for doubtful accounts respectively.

F-15

POWERCOMM HOLDINGS INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

FIXED ASSETS

Fixed assets consist of computers, furniture and fixtures, machinery and equipment, and trucks and vehicles. They are stated at cost less accumulated depreciation. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets or lease term as follows:

Category	Useful life (in years)
Computers	5
Office Furniture and Fixtures	7
Machinery and Equipment	7
Trucks and Vehicles	5

The Company applies the provisions of FASB ASC Topic 360 (ASC 360), “Property, Plant, and Equipment” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360, at least on an annual basis. ASC 360 requires the impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. For the years ended December 31, 2016 and 2015, there was no impairment of long-lived assets recorded.

REVENUE RECOGNITION

The Company performs underground and overhead utility services primarily in the southeastern region of the United States for utility companies. The Company’s work is performed under cost-plus-fee contracts. The length of the Company’s contracts varies, but are typically two to three years. Revenues are recognized on the accrual basis as services are performed. The Company recognizes service revenue in accordance with GAAP when the following overall fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or the service has been performed, (iii) the Company’s price to the customer is fixed or determinable, and (iv) collection of the resulting accounts receivable is reasonably assured. During the years ended December 31, 2016 and 2015, the Company recognized revenue when the above four criteria were met.

COST OF REVENUE

Costs of revenue include all direct materials, labor costs, equipment and those indirect costs, including depreciation of machinery and equipment, trucks and vehicles, and indirect labor, supplies, tools, repairs and miscellaneous job costs. Changes in job performance, job conditions and estimated profitability, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

F-16

POWERCOMM HOLDINGS INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

INCOME TAXES

Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2016 and 2015, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2016 and 2015, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability.

The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

RECLASSIFICATIONS

Certain reclassifications have been made to the prior consolidated financial statements to conform to the current year presentation. The reclassifications had no impact on previously reported net loss or accumulated deficit.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes all existing revenue recognition requirements, including most industry-specific guidance. The new standard requires a company to recognize revenue when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive for those goods or services. The FASB has subsequently issued the following amendments to ASU No. 2014-09, which have the same effective date and transition date of January 1, 2018:

In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delayed the effective date of the new standard from January 1, 2017 to January 1, 2018. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date.

In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations, which clarifies the implementation guidance on principal versus agent considerations.

F-17

POWERCOMM HOLDINGS INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which clarifies certain aspects of identifying performance obligations and licensing implementation guidance.

In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, which relates to disclosures of remaining performance obligations, as well as other amendments to guidance on collectability, non-cash consideration and the presentation of sales and other similar taxes collected from customers.

In December 2016, the FASB issued ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers, which amends certain narrow aspects of the guidance issued in ASU No. 2014-09 including guidance related to the disclosure of remaining performance obligations and prior-period performance obligations, as well as other amendments to the guidance on loan guarantee fees, contract costs, refund liabilities, advertising costs and the clarification of certain examples.

Management is in the process of assessing the impact of the above ASUs on the Company's consolidated financial statements.

F-18

POWERCOMM HOLDINGS INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

On April 30, 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2015-06 Earnings Per Share (Topic 260): Effects on Historical Earnings per Units of Master Limited Partnership Dropdown Transactions. Under Topic 260, Earnings Per Share, master limited partnerships (MLPs) apply the two-class method to calculate earnings per unit (EPU) because the general partner, limited partners, and incentive distribution rights holders each participate differently in the distribution of available cash. When a general partner transfers (or "drops down") net assets to a master limited partnership and that transaction is accounted for as a transaction between entities under common control, the statements of operations of the master limited partnership are adjusted retrospectively to reflect the dropdown transaction as if it occurred on the earliest date during which the entities were under common control. The amendments in this Update specify that for purposes of calculating historical EPU under the two-class method, the earnings (losses) of a transferred business before the date of a dropdown transaction should be allocated entirely to the general partner interest, and previously reported EPU of the limited partners would not change as a result of a dropdown transaction. Qualitative disclosures about how the rights to the earnings (losses) differ before and after the dropdown transaction occurs also are required. This Accounting Standards Update is the final version of Proposed Accounting Standards Update EITF-14A Earnings Per Share Effects on Historical Earnings per Unit of Master Limited Partnership Dropdown Transactions (Topic 260), which has been deleted. Effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Earlier application is permitted. The amendments in this Update should be applied retrospectively for all financial statements presented. The adoption of this ASU is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

In November 20, 2015, FASB issued ASU-2015-17- Income Taxes. The Board is issuing this Update as part of its initiative to reduce complexity in accounting standards (the Simplification Initiative). The objective of the Simplification Initiative is to identify, evaluate, and improve areas of generally accepted accounting principles (GAAP) for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to users of financial statements. Current GAAP requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified statement of financial position. To simplify the presentation of deferred income taxes, the amendments in this Update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this Update apply to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this Update. For public business entities, the amendments in this Update are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. The adoption of this ASU does not have a material impact on the Company’s consolidated financial position and results of operations.

In February 25, 2016, FASB issued ASU-2016-02-Leases.The amendments in this Update create Topic 842, Leases, and supersede the leases requirements in Topic 840, Leases. The objective of Topic 842 is to establish the principles that lessees and lessors shall apply to report useful information to users of financial statements about the amount, timing, and uncertainty of cash flows arising from a lease. The FASB is issuing this Update to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Topic 842 affects any entity that enters into a lease (as that term is defined in this Update), with some specified scope exemptions. The guidance in this Update supersedes Topic 840, Leases. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. All leases create an asset and a liability for the lessee in accordance with FASB Concepts Statement No. 6, Elements of Financial Statements, and, therefore, recognition of those lease assets and lease liabilities represents an improvement over previous GAAP, which did not require lease assets and lease liabilities to be recognized for most leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. When measuring assets and liabilities arising from a lease, a lessee (and a lessor) should include payments to be made in optional periods only if the lessee is reasonably certain to exercise an option to extend the lease or not to exercise an option to terminate the lease. Similarly, optional payments to purchase the underlying asset should be included in the measurement of lease assets and lease liabilities only if the lessee is reasonably certain to exercise that purchase option. Reasonably certain is a high threshold that is consistent with and intended to be applied in the same way as the reasonably assured threshold in the previous leases guidance. In addition, also consistent with the previous leases guidance, a lessee (and a lessor) should exclude most variable lease payments in measuring lease assets and lease liabilities, other than those that depend on an index or a rate or are in substance fixed payments. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The amendments in this Update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is still in progress of evaluating future impact of adopting this standard.

F-19

POWERCOMM HOLDINGS INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

On August 26, 2016, the FASB issued Accounting Standard Update 2016-15, Statement of Cash Flows (Topic 230), a consensus of the FASB’s Emerging Issues Task Force. The Update is intended to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. The amendments in this Update provide guidance on the following eight specific cash flow issues: Issue 1 Debt prepayment or debt extinguishment costs. Issue 2 - Settlement of zero-coupon debt instruments. . Issue 3 - Contingent consideration payments made after a business combination. Issue 4 - Proceeds from the settlement of insurance claims. Issue 5 - Proceeds from the settlement of corporate-owned life insurance (COLI) policies, including bank-owned life insurance (BOLI) policies. Issue 6 - Distributions received from equity method investments. 7 - Beneficial interests in securitization transactions. . Issue 8 - Separately identifiable cash flows and application of the predominance principle. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all of the amendments in the same period. The amendments in this Update should be applied using a retrospective transition method to each period presented. If it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable. The Company is still in progress of evaluating future impact of adopting this standard.

All other newly issued accounting pronouncements, but not yet effective, have been deemed either immaterial or not applicable.

NOTE 2 - GOING CONCERN

The Company has sustained net losses of $583,644 and $64,857 for the years ended December 31, 2016 and 2015, respectively. The Company had a working capital deficit of $814,112 and an accumulated deficit of $583,644 as of December 31, 2016, as compared to a working capital deficit of $358,102 and retained earnings of $54,081 as of December 31, 2015. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

	December 31, 2016	December 31, 2015
Accounts receivable	$63,201	$248,523
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$63,201	$248,523

Total contract receivables are expected to be collected within one year, and there is no provision for allowance for doubtful accounts.

F-20

POWERCOMM HOLDINGS INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

NOTE 4- PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	December 31, 2016	December 31, 2015
Computer & Software	$25,201	$25,201
Office furniture & fixtures	103,686	103,686
Equipment & Machinary	498,666	404,521
Vehicles & truck	1,642,308	1,384,597
	2,269,861	1,918,005

Less: depreciation	(1,606,230)	(1,366,877)
Net assets	$663,631	$551,128

Depreciation expenses were $239,353 and $168,684 for years ended December 31, 2016 and 2015, respectively.

NOTE 5 – BANK LOANS

Short-term loan

Short-term loan represents borrowings from commercial banks due within one year. The short-term loan consists of the following:

	December 31, 2016	December 31, 2015
$450,000 Line of Credit with Burke & Herbert Bank, interest rate at 4.5% annum, renewed annually, due on demand.	$418,080	$306,167
$200,000 Line of Credit with Suntrust Bank, interest rate at 9.5% annum, renewed annually, due on demand.	197,096	137,988
Total	$615,176	$444,155

Interest expense for the years ended December 31, 2016 and 2015 amounted to $42,370 and $32,022 respectively.

Long-term debt

Long-term debt consists of the following:

	December 31, 2016	December 31, 2015
Note payable to John Deere Financial, maturing January 2021, monthly payments of $2,789	$136,865	$-
Note payable to Ford Motor Credit, maturing April 2021, monthly payments of $1,431	64,122	-
Note payable to Ford Motor Credit, maturing April 2021, monthly payments of $1,431	64,122	-
Note payable to Ally Financial Inc, maturing April 2021, monthly payments of $786.	40,550	-
Note payable to Ally Financial Inc, maturing May 2020, monthly payments of $666.	24,449	30,803
Note payable to Ally Financial Inc, maturing April 2020, monthly payments of $528.	19,471	24,435
Note payable to Ally Financial Inc, maturing May 2020, monthly payments of $529.	19,471	24,435
Note payable to Ally Financial Inc, maturing May 2020, monthly payments of $529.	19,444	24,512
Note payable to Burke & Herbert Bank, maturing June 2019, monthly payments of $520.	14,036	19,151
Note payable to Burke & Herbert Bank, maturing June 2017, monthly payments of $320.	1,647	5,314
Note payable to Toyota Financial Services, maturing September 2017, monthly payments of $400	953	7,654
Note payable to Burke & Herbert Bank, maturing August 2016, monthly payments of $556.	-	4,220
Note payable to Chrysler Capital, maturing February 2017, monthly payments of $250	-	3,235
	$405,130	$143,759
Current Portion	(104,974)	(41,372)
Total	$300,156	$102,387

F-21

POWERCOMM HOLDINGS INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

All notes are secured by the Company’s vehicles.

The future obligations under bank loans are as follows:

Amount
2017	$96,833
2018	98,982
2019	99,544
2020	85,366
2021	24,435
Thereafter	-
Total	$405,130

NOTE 6 - ACCRUED EXPENSES

Accrued expenses consisted of the following:

	December 31, 2016	December 31, 2015
Accrued professional fees	$115,822	$76,664
Accrued legal settlement (see Note 10)	86,449	100,000
Accrued interest expenses	256	256
Others	31,119	46,891
	$233,646	$223,811

NOTE 7 - DUE TO RELATED PARTY

On November 9, 2016 and December 8, 2016, Mr. Kwasnik advanced the Company for operating capital with amounts of $18,000 and $50,000, respectively. The total amount of $68,000 of due to related party was unsecured, had no written agreement, due on demand with no maturity date, and bearing no interest. As of December 31, 2016 and 2015, due to related party amounted to $53,133 and $0, respectively.

NOTE 8 - STOCKHOLDERS' EQUITY

As of December 31, 2016 and December 31, 2015, 20,700,000 shares of common stock and no preferred stock were issued and outstanding, respectively.

On January 22, 2015, the Company issued 20,000,000 founders common stock at par and at a discount of $2,000 to two directors and officers. On September 14, 2015, the Company redeemed 19,500,000 of then outstanding 20,000,000 shares at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

On September 15, 2015, the Company issued 20,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par and at a discount of $2,000, to David Kwasnik as a party of the change in control of the Company.

On November 15, 2016, the “Company”, entered into a stock-for-stock acquisition agreement (the “Acquisition Agreement”) with PowerComm Construction, Inc., a private company organized under the laws of the Commonwealth of Virginia (“PCC”). Under the Acquisition Agreement, the Company issued to PCC 200,000 shares of its common stock, valued at $0.001 per share, in exchange for all of the issued and outstanding stock of PCC to complete the share exchange and restructuring of entities under common control. Mr. David Kwasnik, who is the officer, director and majority shareholder of the Company, was the sole shareholder of PCC prior to the acquisition.

F-22

POWERCOMM HOLDINGS INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

NOTE 9 - CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of December 31, 2016 and 2015, the Company does not have any amounts in excess of the FDIC insured limit.

For the years ended December 31, 2016 and 2015, service revenue to Potomac Electric Power Co (“PEPCO”) accounted for 98% and 95% of the Company’s net revenue, respectively. Accounts receivable due from PEPCO accounted for 100% of the Company accounts receivable balances as of both December 31, 2016 and 2015.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Litigation

In April 2014, Gregory Randolf, a former employee of the Company filed a Class Action Labor Lawsuit against the Company in the Maryland District Court. The lawsuit alleges that he and 48 other flaggers of the Company were not paid overtime pay which in Maryland is time and ½. The Company believes that Mr. Randolf’s testimony as to the amount of hours he worked was completely false and that he was correctly paid for the hours he worked per his time slips. As of December 2015, the Company has offered $100,000 to settle the case and is now waiting to hear if the Judge will accept the terms of the settlement. The Company accrued contingent loss of $100,000 during the year ended December 31, 2014. No additional contingent liability was accrued during the year ended December 31, 2015. On April 28, 2016, the settlement agreement was approved by court and judgment for plaintiffs was entered in the amount of $100,000. On April 29, 2016, the company made payments to plaintiffs in the total amount of $100,000. On November 21, 2016, the court ordered that the plaintiff’s revised petition for award of attorneys’ fees and costs was granted, and that the Company is responsible for payment of $188,616, payable in twenty-four (24) installments starting December 2, 2016. As of December 31, 2016, the unpaid balance amounted to $172,898, of which $86,449 was recorded in Accrued Expenses and $86,449 was recorded in Other Liabilities.

In May, 2015, the Company filed a complaint against Riverport Insurance Services (“Riverport”) in Circuit Court for Montgomery County, Maryland, for failing to defend a workers’ compensation claim previously filed against the Company. The Company is seeking a declaration from the Court that Riverport owned the Company a duty to defend the subject workers’ compensation claim. The Company seeks recovery of attorneys’ fees and costs incurred in defending against the claim, and attorneys’ fees and costs incurred in litigating the complaint. Trial for this litigation was scheduled for June 2, 2016. On September 14, 2016, a judgment of the litigation against Riverport was entered in favor of the Company in the amount of approximately $45,000. No contingent gain was recorded by the Company as of December 31, 2016.

NOTE 11 - SUBSEQUENT EVENT

On April 12, 2017, the Company issued 160,000 shares of its common stock to 16 shareholders, at a purchase price equal to $0.001 per share, as part of a private placement for total proceeds of $160.00, pursuant to executed subscription agreements under a Regulation D offering or other private placement of securities. Each of these transactions was issued as part of the private placement of securities by the Company in which no underwriting discounts or commissions applied to any of the transactions. The Company conducted such private placement offering in order to build a base of shareholders and establish relationships with a variety of shareholders. Tiber Creek Corporation did not assist the Company in conducting the offering.

On April 12, 2017, the Company issued 2,470,000 shares of its common stock to 28 employees and consultants, at par value of $0.05 per share, in exchange for services rendered to the Company.

Management has evaluated subsequent events through May 5, 2017, the date which the financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2016 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, Subsequent Events.

F-23

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees		$27.58
State filing fees	$	*
Edgarizing fees	$	*
Transfer agent fees	$	*
Accounting fees	$	*
Legal fees	$	*
Printing	$	*

*To be determined.

Item 14. Indemnification of Directors and Officers

The Company’s certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person’s position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

In the past three years, the Company has sold securities which were not registered as follows:

The Company (as White Grotto Acquisition Corporation) issued and aggregate of 20,000,000 common shares on formation in January 2015 pro rata (10,000,000 each) to James Cassidy and James McKillop, at a purchase price equal to $0.0001 per share and at a discount of $2,000, of which all but an aggregate of 500,000 shares were redeemed pro rata at the purchase price.

On September 16, 2015, the Company issued 20,000,000 shares of its common stock to David Kwasnik, at a purchase price equal to $0.0001 per share as part of a change in control.

On November 15, 2016, pursuant to the Acquisition, the Company issued 200,000 shares of its common stock, valued at $0.0001 per share, in exchange for all the outstanding shares of PCC then held by the sole shareholder, David Kwasnik.

On April 12, 2017, the Company issued 160,000 shares of its common stock to 16 shareholders, at a purchase price equal to $0.001 per share, as part of a private placement for total proceeds of $160.00, pursuant to executed subscription agreements under a Regulation D offering or other private placement of securities. Each of these transactions was issued as part of the private placement of securities by the Company in which no underwriting discounts or commissions applied to any of the transactions. The Company conducted such private placement offering in order to build a base of shareholders and establish relationships with a variety of shareholders. Tiber Creek Corporation did not assist the Company in conducting the offering.

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On April 12, 2017, the Company issued 2,470,000 shares of its common stock to 28 employees and consultants, at a cost basis of $0.05 per share, in exchange for services rendered to the Company.

On June 7, 2017, the Company issued 1,000 shares of its Series A Preferred Stock to David Kwasnik, the Company’s sole officer and director, at a purchase price of $0.0001 per share, for total proceeds of $0.10.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization between PowerComm Holdings, Inc. and PowerComm Construction, Inc. (filed as exhibit to the Form 8-K filed November 23, 2016)
3.1	Certificate of Incorporation (filed as exhibit to the Form 10-12G filed March 3, 2015)
3.2	By-laws (filed as exhibit to the Form 10-12G filed March 3, 2015)
3.3	Sample stock certificate (filed as exhibit to the Form 10-12G filed March 3, 2015)
3.4	Series A Certificate of Designation of PowerComm Holdings Inc. filed with the Secretary of State of Delaware on June 6, 2017 (filed on Form 8-K on June 8, 2017 (File No.: 000-55391) as Exhibit 3.1)
5.1*	Opinion of Counsel on legality of securities being registered
10.1	Master Agreement for Services between Southern Company Services, Inc. and PowerComm Construction Inc. (filed as an exhibit to the Form 8-K/A filed October 5, 2017)
10.2	Master Services Agreement between RCN Telecom Services LLC and PowerComm Construction Inc. (filed as an exhibit to the Form 8-K/A filed October 5, 2017)
10.3	Construction Contract between PHI Service Company and PowerComm Construction Inc. (filed as an exhibit to the Form 8-K/A filed October 5, 2017)
10.4**	District of Columbia Commercial Lease Agreement between Meltz Communications LLC and PowerComm Construction, Inc.
10.5**	Lease Agreement between Roger Alson and PowerComm Construction, Inc.
21.1**	List of Subsidiaries
23.1**	Consent of Accountants
23.4*	Consent of Attorney (as part of Exhibit 5.1)

 * To be filed

** Filed herewith

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5.	The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of Virginia, on November 13, 2017.

POWERCOMM HOLDINGS, INC.

By:	/s/ David Kwasnik
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ David Kwasnik
Title:	President (Principal Executive Officer)

By:	/s/ David Kwasnik
Title:	Treasurer (Principal Financial Officer)

By:	/s/ David Kwasnik
Title:	Treasurer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ David Kwasnik	Director	November 13, 2017

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